EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-240305, 333-199782, 333-198856, 333-187117, 333-180047, 333-172013, 333-164673, 333-157095, 333-149027, 333-140563, 333-132411, and 333-120886 on Form S-8 of our report dated March 1, 2019, relating to the consolidated financial statements of Monolithic Power Systems, Inc. and subsidiaries (the “Company”) for the year ended December 31, 2018, which appear in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

San Jose, California

March 1, 2021